EXHIBIT 10.2
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     AGREEMENT between ARBER HOLDINGS ("Arber") and JOREN LLC. ("JOREN").

     WHEREAS Arber is a development stage company that has no specific business plan and intends to merge, acquire or otherwise combine with an unidentified company (the "Business Combination");

     WHEREAS Joren assisted in the incorporation of Arber;

     WHEREAS Joren is a shareholder of Arber and desires that Arber locate a suitable target company for a Business Combination;

     WHEREAS Arber desires that Joren assist it in locating a suitable target company for a Business Combination;

     NOW THEREFORE, it is agreed:

     1.00   ACTIONS BY JOREN. Joren LLC agrees to assist in:

     1.01 The preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB for the common stock of Arber;

     1.02 The location and review of potential target companies for a Business Combination and the introduction of potential candidates to Arber;

     1.03 The preparation and filing with the Securities and Exchange Commission of all required filings under the Securities Exchange Act of 1934 until Arber enters into a Business Combination;

     2.00 PAYMENT OF ARBER EXPENSES. Joren agrees to pay on behalf of Arber all corporate, organizational and other costs incurred or accrued by Arber until effectiveness of a Business Combination. Joren understands and agrees that it will not be reimbursed for any payments made by it on behalf of Arber.

     3.00 INDEPENDENT CONSULTANT. Joren is not now, and shall not be, authorized to enter into any agreements, contracts or understandings on behalf of Arber and Joren is not, and shall not be deemed to be, an agent of Arber.

     4.00 USE OF OTHER CONSULTANTS. Arber understands and agrees that Joren intends to work with consultants, brokers, bankers, or others to assist it in locating business entities suitable for a Business Combination and that Joren may share with such consultants or others, in its sole discretion, all or any portion of its stock in Arber and may make payments to such consultants from its own resources for their services. Arber shall have no responsibility for all or any portion of such payments.

     5.00 JOREN EXPENSES. Joren will bear its own expenses incurred in regard to its actions under this agreement.

     6.00 ARBITRATION. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Florida.

     7.00 COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

     8.00 PRIOR AGREEMENTS. This agreement constitutes the entire agreement between the parties and memorializes the prior oral agreement between the parties and all understandings between the parties pursuant to such oral agreements are recorded herein. The effective date herein is as of the earliest date of the oral agreement between the parties.

     9.00 EFFECTIVE DATE. The effective date of this agreement is as of November 8, 1999.

     IN WITNESS WHEREOF, the parties have approved and executed this agreement.

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ARBER HOLDINGS


/s/  Alfred Arberman
President


JOREN LLC


/s/  Alfred Arberman
President






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